Exhibit 10.3
July 18, 2008
PERSONAL & CONFIDENTIAL
Board of Directors
infoGROUP Inc.
Gentlemen:
     I hereby make reference to the letter agreement between myself and infoGROUP Inc. (f/k/a infoUSA Inc.) (the “Company”) dated July 21, 2006, as amended by the letter agreement dated July 20, 2007 (as amended, the “Standstill Agreement”), in which I agreed not to acquire any additional securities of the Company subject to the terms and conditions set forth therein.
     I am writing to confirm my agreement to extend the “Covered Period,” as defined in the Standstill Agreement, to include the period from 12:00 a.m. on July 22, 2008 to and including 11:59 p.m. on July 21, 2009. All other terms of the Standstill Agreement remain in effect without modification.
     Please return an executed copy of this letter to me to acknowledge your acceptance.

/s/ Vinod Gupta
Vinod Gupta

ACCEPTED AND AGREED as of the date first written above:
infoGROUP Inc.

/s/ Bill L. Fairfield
By:	Bill L. Fairfield
Its:	Chairman, Board of Directors of infoGROUP Inc. (acting on authority of the Board of Directors of the Company)